Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-228649, 333-225839, 333-207193, 333-197704, 333-183123, 333-177517, 333-175781, 333-150643, 333-125293, 333-110020, 333-100724, 333-100723, 333-100718 and 033-51385 on Form S-8 and Registration Statement No. 333-211035 on Form S-3 of United Technologies Corporation of our report dated November 26, 2018 relating to the consolidated financial statements of Rockwell Collins, Inc. and its subsidiaries appearing in the Current Report on Form 8-K/A of United Technologies Corporation dated December 21, 2018.

/s/ Deloitte & Touche LLP
Chicago, Illinois
December 21, 2018